As filed with the Securities and Exchange Commission on July 29, 2002
                                              Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         PRECISE SOFTWARE SOLUTIONS LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            ISRAEL                                           N/A
-------------------------------                       ----------------
(State or other jurisdiction of                       (I.R.S. Employer
Incorporation or organization)                       Identification No.)

          10 HATA' ASIYA STREET
              P.O. BOX 1066
            OR-YEHUDA, ISRAEL                               60408
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip code)



              PRECISE SOFTWARE SOLUTIONS LTD. AMENDED AND RESTATED
                      1998 SHARE OPTION AND INCENTIVE PLAN


                              (Full title of plans)


                        PRECISE SOFTWARE SOLUTIONS, INC.
                          ATTN: CHIEF EXECUTIVE OFFICER
                                690 CANTON STREET
                          WESTWOOD, MASSACHUSETTS 02090
                                 (781) 461-0700
            --------------------------------------------------------
            (Name, address, including zip code and telephone number,
                    including area code of agent for service)



                    ----------------------------------------

                                   COPIES TO:
   Anthony H. Rickert, Esquire                      Dr. Eddo Dinstein, Adv.
Piper Marbury Rudnick & Wolfe LLP               Volovelsky, Dinstein, Sneh & Co.
    1200 Nineteenth Street, NW                  Nolton House, 14 Shenkar Street
   Washington, D.C. 20036-2412                       Herzliya Pituach 46725
          (202) 861-3900                                     Israel
                                                        972 (9) 9589696
================================================================================

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                PROPOSED          PROPOSED
                                               AMOUNT            MAXIMUM           MAXIMUM          AMOUNT OF
                                               TO BE            OFFERING          AGGREGATE       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED      PRICE PER UNIT    OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------------------------
Ordinary Shares (par value NIS 0.03       2,000,000(1)(2)     $10.45(3)        $20,900,000(3)     $1,923(3)
per share)
--------------------------------------------------------------------------------------------------------------

(1) An aggregate of 10,993,168 Ordinary Shares may be offered or issued pursuant to the Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan, 6,715,089 of which were previously registered on Form S-8 (File No. 333-45618), 2,200,000 of which were previously registered on Form S-8 (File No. 333-65878) and 2,000,000 of which are registered on this Form S-8. The remaining 78,079 shares were issued pursuant to option exercises occurring prior to the Company's first registration statement on Form S-8 (File No. 333-45618) and therefore are not registered.

(2) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of Ordinary Shares that may be offered or issued by reason of stock splits, stock dividends or similar transactions pursuant to the Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Precise Software Solutions Ltd. Ordinary Shares as reported on the Nasdaq National Market on July 26, 2002 (i.e., $10.45). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Precise Software Solutions Ltd. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a) The Registrant's latest annual report on Form 10-K filed with the Commission on April 1, 2002 (File No. 000-30828);

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) Description of ordinary shares contained in the Registrant's registration statement on Form F-1 (File No. 333-48878) originally filed on October 30, 2000 and in the Registrant's registration statement on Form 8-A filed pursuant to the Exchange Act.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which (i) indicates that all securities offered under this Registration Statement have been sold or (ii) which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Israeli Companies Law provides that an Israeli company cannot exempt an office holder from liability with respect to a breach of his fiduciary responsibilities. For purposes of the Companies Law, an "office holder" is any director, general manager, officer directly subordinate to a general manager or any other person with similar responsibilities. However, the Company's articles of association provide that, subject to the provisions of the Companies Law, it may insure the liability, in whole or in part, of any office holder with respect to: (a) a breach of the duty of care to the Company or to another person, (b) a breach of the fiduciary duty to the Company, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice the Company's interests, or (c) a financial liability imposed upon him in favor of another person in respect of an act performed by him in his capacity as an office holder of the Company. In addition, the Company may indemnify an office holder against: (i) a financial liability imposed on him in favor of another person by any judgment, including a compromise judgment or an arbitrator's award approved by a court in respect of an act performed in his capacity as an office holder of the Company, and (ii) reasonable litigation expenses, including attorneys' fees, incurred by such office holder or charged to him by a court in proceedings instituted against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted, all in respect of an act performed in his capacity as an office holder of the Company. The Company's articles of association state that an office holder, for purposes of the provisions of the articles relating to insurance and indemnification, includes a director, a general manager, the chief executive officer, an executive vice president, a vice president, other managers directly subordinate to the general manager and any person who fills one of the above positions, even if he carries a different title. Furthermore, the Company's articles of association provide that the Company may also procure insurance or indemnify any person who is not an office holder, including, without limitation, an employee, agent, consultant or contractor of the Company who is not an office holder. The Company has indemnification agreements with its Chief Executive Officer, and certain other employees. The Company also maintains a directors and officers liability insurance policy.

     The Company's U.S. subsidiary has also entered into indemnification agreements with certain of its key employees. These agreements provide, independent of the indemnification these individuals are entitled to by law and under the provisions of the subsidiary's charter, indemnification for certain acts while employed by the subsidiary. These indemnification agreements contain exclusions, such as limiting indemnification that would be unlawful or that is covered by other liability insurance. Moreover, employees are not indemnified against liability to the extent that the employee gained a personal profit to which he or she is not legally entitled, including proceeds obtained from the illegal trading of the Company's equity securities. The performance of these agreements is guaranteed by the Company as parent of the U.S. subsidiary, to the extent permitted by Israeli law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION
------    -----------
4.1 Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form F-1 (File No. 333-11992))

4.2 Memorandum of Association of the Company, dated November 14, 1990 (English translation) (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (File No. 333-11992))

4.3 Amendment to Memorandum of Association of the Company, dated April 12, 2000 (English translation) (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form F-1 (File No. 333-11992))

4.4 Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan (incorporated by reference to Appendix A to the Definitive Company's Proxy Statement filed on April 30, 2002)

5.1       Opinion of Volovelsky, Dinstein, Sneh & Co. (filed herewith)

23.1      Consent of Counsel (contained in Exhibit 5.1)

23.2      Consent of Independent Auditors (filed herewith)

24.1      Power of Attorney (filed herewith)


ITEM 9.  UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 29th day of July, 2002.

                                             PRECISE SOFTWARE SOLUTIONS LTD.


                                             By:  /s/ Shimon Alon
                                                  ------------------------------
                                                  Shimon Alon
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                          Date
---------                               -----                          ----

/s/ Shimon Alon                 Chief Executive Officer            July 29, 2002
-------------------------       (Principal Executive Officer)
Shimon Alon


/s/ J. Benjamin H. Nye          Chief Financial Officer and        July 29, 2002
-------------------------       Chief Operating Officer
J. Benjamin H. Nye              (Principal Financial Officer)


/s/ Richard L. Forcier          Chief Accounting Officer           July 29, 2002
-------------------------       (Principal Accounting Officer)
Richard L. Forcier



     A majority of the Board of Directors (Shimon Alon, Robert J. Dolan, Gary L. Fuhrman, Michael J. Miracle, Mary A. Palermo, Anton Simunovic and Ron Zuckerman).

Date: July 29, 2002                  By: /s/ Shimon Alon
                                         --------------------------
                                         Shimon Alon
                                         Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
------    -----------
4.1 Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form F-1 (File No. 333-11992))

4.2 Memorandum of Association of the Company, dated November 14, 1990 (English translation) (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (File No. 333-11992))

4.3 Amendment to Memorandum of Association of the Company, dated April 12, 2000 (English translation) (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form F-1 (File No. 333-11992))

4.4 Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed on April 30, 2002)

5.1       Opinion of Volovelsky, Dinstein, Sneh & Co. (filed herewith)

23.1      Consent of Counsel (contained in Exhibit 5.1)

23.2      Consent of Independent Auditors (filed herewith)

24.1      Power of Attorney (filed herewith)